Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Murphy USA Inc.:

We consent to the use of our report included herein in the Registration Statement on Form S-4 of Murphy USA Inc. filed with the Securities and Exchange Commission on the date hereof and to the reference to our firm under the heading “Experts” in the prospectus therein.

/s/ KPMG LLP

Houston, Texas

March 21, 2014